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                                                                   Exhibit 14(d)

                                POWER OF ATTORNEY

     The undersigned Trustee/Director of Quantitative Master Series Trust (the "Trust") and Merrill Lynch Index Funds, Inc. and Mercury Index Funds, Inc. (each, a "Feeder Fund") hereby authorizes Terry K. Glenn, Donald C. Burke and Ira P. Shapiro, or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for the Feeder Funds, or any future "feeder" fund advised by Fund Asset Management, L.P. that invests substantially all of the assets in corresponding series of the Trust, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: April 26, 2002

                                       /s/ Donald W. Burton
                                       -----------------------------------------
                                       Donald W. Burton
                                       Trustee/Director